Exhibit 99.1

2400 Xenium Lane North, Plymouth, MN 55441 ▪ (763) 551-5000 ▪ www.christopherandbanks.com

CHRISTOPHER & BANKS CORPORATION REPORTS
THIRD QUARTER FISCAL 2020 FINANCIAL RESULTS

Minneapolis, MN, December 10, 2020 - Christopher & Banks Corporation (OTC: CBKC), a specialty women’s apparel retailer, today reported results for the third quarter ended October 31, 2020.

Third Quarter Fiscal 2020 Highlights:
•Net sales decreased 22.6% to $72.8 million compared to the same period last year due to lower sales in retail stores, partially offset by 32.4% growth in its eCommerce business
•Net loss totaled $10.8 million, or ($0.29) per share, compared to a net income of $0.5 million, or $0.01 per share in the same prior year period
•Adjusted EBITDA* was negative $8.2 million compared to $2.8 million same period last year

Keri Jones, President and Chief Executive Officer, commented, “While we saw sequential improvement in our sales trends in the third quarter, results did not meet our expectations. We have not seen the level of sales recovery that we had anticipated. We believe that COVID has had an outsized impact on our customer demographic as her shopping behavior is more pragmatic with limited demand for new outfits in the absence of social engagements. In addition, based on our own retail traffic trends we believe she remains hesitant to shop in stores. Quarter-to-date, trends have remained consistent with our third quarter performance. As a result of our expectation that COVID will continue to negatively impact sales over the next several months, we made the decision to engage external advisors, including an investment banker, as we work to refinance our debt and explore other strategic alternatives.

While COVID has had an outsized impact on the customer demographic we serve, we believe that once we enter the post-pandemic world, she will return to her trusted resource for fashion, quality and value. Since I joined Christopher and Banks, we developed and executed a strategic plan that included an enhanced product assortment, a more impactful approach to marketing, elevated customer service and delivery of a full omni-channel shopping experience. During the period we also took aggressive measures to reduce occupancy and non-merchandising related costs. Through the execution of these strategies, we drove a positive comparable sales, operating margin expansion and drew new customers to the brand prior to the impact of COVID. If given adequate financial runway, we continue to believe in our long term potential based on the strategic foundation we have established, our loyal customer following and the traction we have gained in attracting new customers to our brand,” Ms. Jones concluded.

Results for the Third Quarter Ended October 31, 2020
•Net sales decreased 22.6 % to $72.8 million, due to the decline in retail store sales, partially offset by a 32.4% increase in eCommerce sales.
•Gross margin rate was 24.6%, as compared to 33.9% in last year's third quarter. This decrease reflected lower merchandise margin due to markdowns, higher shipping costs from increased eCommerce orders and split shipments related to ship from store orders and deleverage due to lower revenues. In addition, occupancy cost deleveraged approximately 30 basis points despite the $2.8 million reduction from savings related to lease negotiations in 2019 as well as 2020. The Company books occupancy at full contract rents until a fully signed amendment is signed and therefore gross profit does not fully reflect rent concessions or deferrals related to COVID.
•Selling, general & administrative expenses (“SG&A”) declined $3.0 million, or 10.1%, from last year's third quarter primarily due to lower store and corporate compensation, marketing, professional services and store operations costs, partially offset by an increase in medical insurance claims, and online marketing costs. As a percentage of sales, SG&A expense delevered 500 basis points to 36.1%.

Balance Sheet Highlights and Capital Expenditures
Cash and cash equivalents totaled $1.2 million. As of October 31, 2020, bank borrowings under the Company’s Credit Facility totaled $10.1 million, with $6.8 million of availability under its Credit Facility. The Company has $5 million outstanding under its Term Loan Facility. The Company applied loan proceeds from its $10 million PPP loan toward the payment of qualified payroll expenses in accordance with the conditions of the loan agreement. The Company subsequently submitted a loan forgiveness application to the SBA on October 27th and believes that the SBA will approve the PPP Loan forgiveness application and that the loan principal will be entirely forgiven under the CARES Act.

Total inventory was $47.3 million at the end of the third quarter of 2020, compared to $46.4 million at the end of the same period last year. In-transit inventory increased $8.8 million to last year due to a large portion of fall receipts shifting out approximately 3-4 weeks due to COVID-related impacts to our supply chain.

Strategic Alternatives
The Company has experienced, and could continue to experience, impacts as a result of the COVID-19 pandemic. As a result, the Company's revenues, results of operations and cash flows continue to be materially adversely impacted, which raises substantial doubt about the Company's ability to continue as a going concern within one year after the date of the accompanying unaudited Condensed Consolidated Financial Statements. The Company continues to take short term measures to increase its liquidity and sources of financing. However, conditions remain challenging and the Company has engaged strategic advisors including B. Riley Securities Inc. to assist with management's evaluation and pursuit of available strategic alternatives. Various alternatives are being evaluated to improve the Company’s liquidity and financial position, including but not limited to, further lease concessions and deferrals, further reductions of operating and capital expenditures, raising additional capital including seeking a refinancing of the Company's debt, sale of the Company or its assets and restructuring its debt and liabilities through a private restructuring or a restructuring under the protection of applicable bankruptcy laws. However, there can be no assurance that the Company will be able to improve its financial position and liquidity, complete a refinancing, raise additional capital or successfully restructure its indebtedness and liabilities. The Company’s strategic plans are not yet finalized and are subject to numerous uncertainties including negotiations with creditors and investors and conditions in the credit and capital markets.

The Company does not intend to disclose further developments unless and until the Board of Directors has approved a specific transaction or otherwise determined that disclosure is appropriate.

Outlook
Due to the continued uncertainty from the COVID-19 Coronavirus, the Company will not be providing guidance for Fiscal 2020 at this time.
______________________
*Adjusted EBITDA is a non-GAAP financial measure. The Company defines Adjusted EBITDA as Net income (loss), adjusted for Income tax provision (benefit); Other income; Interest expense, net; Depreciation and Amortization; Lease termination fees and related costs; Executive Severance; Stock compensation; Impairment of long-lived assets; and certain discretionary items. Please see “Non-GAAP Measures” below and reconciliations of this non-GAAP measure to the comparable GAAP measure that follows in the table below.

Conference Call Information
    The Company will discuss its third quarter Fiscal 2020 results in a conference call scheduled for today, December 10, 2020, at 8:30 a.m. Eastern Time. Investors and analysts interested in participating in the call are invited to dial (877) 705-6003 or (201) 493-6725 if calling internationally. Please dial in approximately 10 minutes prior to the start of the call. The conference call will be simultaneously broadcast live over the Internet at http://www.christopherandbanks.com. An online archive of the broadcast will be available within approximately one hour of the completion of the call and will be accessible at http://www.christopherandbanks.com for thirty days. In addition, an audio replay of the call will be available shortly after its conclusion and will be archived until December 17, 2020. This call may be accessed by dialing 1-844-512-2921 and using the passcode 1313503.

Non-GAAP Measures
In addition to financial measures prepared in accordance with U.S. generally accepted accounting principles (“GAAP”), this press release contains non-GAAP financial measures, Adjusted EBITDA and adjusted loss per share. The presentation of these non-GAAP measures is not in accordance with GAAP, and should not be considered superior to or as a substitute for net income or net loss, or any other measure of performance derived in accordance with GAAP. The Company believes the inclusion of these non-GAAP measures provides useful supplemental information to investors regarding the underlying performance of the Company’s business operations, especially when comparing such results to previous periods. These non-GAAP measures are not an alternative for measures of financial performance prepared in accordance with GAAP and may be different from similarly titled non-GAAP measures used by other companies. Investors are encouraged to review the reconciliation of the non-GAAP financial measures to its most directly comparable GAAP measure as provided in the tables below.

About Christopher & Banks
Christopher & Banks Corporation is a Minneapolis-based specialty retailer featuring exclusively designed privately branded women’s apparel and accessories. As of December 10, 2020, the Company operates 450 stores in 44 states consisting of 315 MPW stores, 76 Outlet stores, 31 Christopher & Banks stores, and 28 stores in its women’s plus size clothing division CJ Banks. The Company also operates the www.ChristopherandBanks.com eCommerce website.

Forward-Looking Statements
Certain statements in this press release and in our upcoming earnings conference call may constitute forward-looking statements, made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, which reflect our current views with respect to certain events that could have an effect on our future performance. The forward-looking statements relate to expectations concerning matters that are not historical facts and may use the words “will”, "expect", "anticipate", "plan", "intend", "project", "believe", “should”, "drive" "in order to" and similar expressions. Except for historical information, matters discussed in this press release or on our earnings conference call may be considered forward-looking statements.

These forward-looking statements are based largely on information currently available to our management and our current expectations, assumptions, plans, estimates, judgments and projections about our business and our industry, and are subject to a number of uncertainties and risks, as well as assumptions that, if they do not fully materialize or prove incorrect, could cause the Company's future performance and financial results to differ materially from those expressed or implied by the forward-looking statements. We cannot guarantee their accuracy or our future performance, and there are a number of known and unknown risks, uncertainties, contingencies, and other factors (many of which are outside our control) that could cause actual results to differ materially from those expressed or implied by such forward-looking statements. Accordingly, there is no assurance that our expectations will, in fact, be achieved or that our estimates or assumptions will be correct, and we caution investors and all others not to place undue reliance on such forward-looking statements.

Important factors that could cause actual results to differ materially from estimates or projections contained in the forward-looking statements include, but are not limited to, the risk that the Company's exploration of strategic alternatives may not improve the Company's liquidity or financial position; the Company's ability to continue as a going concern; the impact of the COVID-19 pandemic on the health and safety of the Company's associates, the Company's supply chain and operations, and customer demand for our merchandise; the magnitude and duration of shutdowns and other restrictions due to the COVID-19 pandemic; the Company's ability to make rent payments under the terms of its leases or to secure relief from its landlords for such payments, including the related impact on the Company's liquidity; the Company's ability to satisfy covenant requirements under its indebtedness and to make payments of principal and interest as they come due; fundamental shifts in the retail industry and the competitive environment; the ability to successfully implement and optimize our omni-channel retail strategy; changes in U.S. trade policies, including the imposition of tariffs on apparel or accessories or an escalation in the current trade war with China; our reliance on foreign sources of production; the actual or alleged failure of our suppliers or the factories they use to comply with applicable laws or follow acceptable labor practices; costs of raw materials, commodities, transportation or labor; a failure to attract, retain or recruit key personnel; our dependence on a single facility to conduct our operations and distribute our merchandise; and cyber security risks and our incurrence of additional expenses in order to mitigate such risks or respond to unauthorized access to our data. For additional information regarding these and other risks and uncertainties that could cause actual results to differ materially from those contained in the Company's forward-looking statements, please refer to those factors described in Item 1A, “Risk Factors” and in the “Forward-Looking Statements” disclosure in “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations” of our latest annual report on Form 10-K and in our subsequent Form 10-Q Reports. All forward-looking statements that are made or attributable to us are expressly qualified in their entirety by this cautionary notice. The Company does not undertake to publicly update or revise its forward-looking statements even if experience or future changes make it clear that projected results expressed or implied in such statements will not be realized.

COMPANY CONTACT:
Richard Bundy
Senior Vice President, Chief Financial Officer
(763) 551-5000

INVESTOR RELATIONS CONTACT:
Jean Fontana
ICR, Inc.
(646) 277-1214

CHRISTOPHER & BANKS CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
(in thousands, except per share data)

	Thirteen Weeks Ended		Thirty-Nine Weeks Ended
	October 31,	November 2,	October 31,	November 2,
	2020	2019	2020	2019
Net sales	$72,797	$94,061	$171,403	$260,724
Merchandise, buying and occupancy costs	54,862	62,135	143,364	178,710
Gross profit	17,935	31,926	28,039	82,014
Other operating expenses:
Selling, general and administrative	26,308	29,271	64,192	86,213
Depreciation and amortization	1,993	1,997	5,769	6,578
Impairment of store assets	181	—	445	311
Total other operating expenses	28,482	31,268	70,406	93,102
Operating (loss) income	(10,547)	658	(42,367)	(11,088)
Interest expense, net	(270)	(138)	(823)	(405)
(Loss) income before income taxes	(10,817)	520	(43,190)	(11,493)
Income tax (benefit) provision	(9)	33	(50)	113
Net (loss) income	$(10,808)	$487	$(43,140)	$(11,606)

Basic (loss) income per share:
Net (loss) income	$(0.29)	$0.01	$(1.14)	$(0.31)
Basic shares outstanding	37,855	37,495	37,728	37,755

Diluted (loss) income per share:
Net (loss) income	$(0.29)	$0.01	$(1.14)	$(0.31)
Diluted shares outstanding	37,855	37,552	37,728	37,755

CHRISTOPHER & BANKS CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(in thousands)

	October 31,	November 2,
	2020	2019
ASSETS
Current assets:
Cash and cash equivalents	$1,202	$2,150
Accounts receivable	3,209	4,642
Merchandise inventories	47,262	46,394
Prepaid expenses and other current assets	4,123	4,188
Income taxes receivable	362	334
Total current assets	56,158	57,708
Non-current assets:
Property, equipment and improvements, net	20,010	26,560
Operating lease assets	94,974	115,329
Deferred income taxes	613	499
Other assets	1,081	565
Total non-current assets	116,678	142,953
Total assets	$172,836	$200,661

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$35,151	$23,577
Short-term borrowings	13,978	4,550
Current portion of long-term debt	667	—
Current portion of long-term lease liabilities	23,824	26,760
Accrued salaries, wages and related expenses	3,494	3,449
Accrued liabilities and other current liabilities	22,883	21,470
Total current liabilities	99,997	79,806

Non-current liabilities:
Long-term lease liabilities	88,964	106,146
Long-term debt	14,333	—
Other non-current liabilities	3,120	2,006
Total non-current liabilities	106,417	108,152

Stockholders' equity:
Common stock	454	452
Additional paid-in capital	129,865	129,273
Accumulated deficit	(51,022)	(4,147)
Common stock held in treasury	(112,875)	(112,875)
Total stockholders' equity	(33,578)	12,703
Total liabilities and stockholders' equity	$172,836	$200,661

CHRISTOPHER & BANKS CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
(in thousands)

	Twenty-Six Weeks Ended
	October 31,	November 2,
	2020	2019
Cash flows from operating activities:
Net loss	$(43,140)	$(11,606)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	5,769	6,578
Impairment of store assets	445	311
Amortization of financing costs	140	46
Lease costs	15,176	19,320
Stock-based compensation expense	463	570
Changes in operating assets and liabilities:
Accounts receivable	(234)	(1,875)
Merchandise inventories	(5,564)	(5,355)
Prepaid expenses and other assets	233	(712)
Income taxes receivable	(71)	(66)
Accounts payable	11,500	5,787
Accrued liabilities	(2,458)	(2,717)
Lease liabilities	(13,190)	(20,954)
Other liabilities	1,307	(230)
Net cash used in operating activities	(29,624)	(10,903)

Cash flows from investing activities:
Purchases of property, equipment and improvements	(933)	(1,632)
Net cash used in investing activities	(933)	(1,632)

Cash flows from financing activities:
Shares redeemed for payroll taxes	(9)	(6)
Proceeds from bank credit facility	18,155	15,400
Payments of bank credit facility	(8,048)	(10,850)
Payments of debt issuance costs	(408)	—
Proceeds from long-term borrowings	15,000	—
Proceeds from secured vendor financing program
Acquisition of common stock held in treasury, at cost	—	(98)
Net cash provided by financing activities	28,561	4,446

Net decrease in cash and cash equivalents	(1,996)	(8,089)
Cash and cash equivalents at beginning of period	3,198	10,239
Cash and cash equivalents at end of period	$1,202	$2,150

Supplemental cash flow information:
Interest paid	$553	$405
Income taxes paid	$64	$263
Accrued purchases of property, equipment and improvements	$136	$93

CHRISTOPHER & BANKS CORPORATION AND SUBSIDIARIES
GAAP TO NON-GAAP RECONCILIATION OF NET (LOSS) INCOME TO ADJUSTED EBITDA (UNAUDITED)
(in thousands)

The following table reconciles from Net (loss) income in accordance with generally accepted accounting principles (GAAP) to Adjusted EBITDA, a non-GAAP measure, for the thirteen and thirty-nine weeks ended October 31, 2020 and November 2, 2019:

	Thirteen Weeks Ended		Thirty-Nine Weeks Ended
	October 31,	November 2,	October 31,	November 2,
	2020	2019	2020	2019
Net (loss) income on a GAAP basis	$(10,808)	$487	$(43,140)	$(11,606)
Income tax (benefit) provision	(9)	33	(50)	113
Interest expense, net	(270)	(138)	(823)	(405)
Depreciation & amortization	1,993	1,997	5,769	6,578
Impairment of store assets	181	—	445	311
Executive severance	—	—	—	396
Stock based compensation	154	157	463	570
Adjusted EBITDA	$(8,219)	$2,812	$(35,690)	$(3,089)

CHRISTOPHER & BANKS CORPORATION AND SUBSIDIARIES
GAAP TO NON-GAAP RECONCILIATION OF (LOSS) INCOME PER SHARE (UNAUDITED)
(in thousands, except per share amounts)

The following table reconciles Net (loss) income per share in accordance with GAAP to adjusted net (loss) income per share, on a non-GAAP basis, for the thirteen and thirty-nine weeks ended October 31, 2020 and November 2, 2019:

	Thirteen Weeks Ended
	October 31,			November 2,
	2020			2019
	Pretax	Net of tax	Per share amounts	Pretax	Net of tax	Per share amounts
GAAP net (loss) income per share			$(0.29)			$0.01
Adjustments
Impairment of store assets	181	181	0.00	—	—	0.00
Lease termination fees and other related costs, net	—	—	0.00	—	—	0.00
Executive severance	—	—	0.00	—	—	0.00
Stock based compensation	154	154	0.00	157	147	0.00
Adjusted (loss) income per share			$(0.29)			$0.01

	Thirty-Nine Weeks Ended
	October 31,			November 2,
	2020			2019
	Pretax	Net of tax	Per share amounts	Pretax	Net of tax	Per share amounts
GAAP net loss per share			$(1.14)			$(0.31)
Adjustments
Impairment of store assets	445	444	0.01	311	308	0.01
Lease termination fees and other related costs, net	—	—	0.00	144	143	0.00
Executive severance	—	—	0.00	396	392	0.01
Stock based compensation	463	462	0.01	570	564	0.02
Adjusted loss per share			$(1.12)			$(0.27)